Exhibit 4.2
Execution Version

PULMONX CORPORATION
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of April 16, 2019 (the “Effective Date”), by and among Pulmonx Corporation, a Delaware corporation (the “Company”), the holders of the Company’s Series A‑1 Preferred Stock (the “Series A‑1 Preferred Stock”) set forth on Exhibit A hereto (the “Series A‑1 Holders”), the holders of the Company’s Series B‑1 Preferred Stock (the “Series B‑1 Preferred Stock”) set forth on Exhibit A hereto (the “Series B‑1 Holders”), the holders of the Company’s Series C‑1 Preferred Stock (the “Series C‑1 Preferred Stock”) set forth on Exhibit A hereto (the “Series C-1 Holders”), the holders of the Company’s Series D-1 Preferred Stock (the “Series D-1 Preferred Stock”) set forth on Exhibit A hereto (the “Series D‑1 Holders”), the holders of the Company’s Series E-1 Preferred Stock (the “Series E-1 Preferred Stock”) set forth on Exhibit A hereto (the “Series E‑1 Holders”), the holders of the Company’s Series F-1 Preferred Stock (the “Series F-1 Preferred Stock”) set forth on Exhibit A hereto (the “Series F‑1 Holders”) and the holders of the Company’s Series G-1 Preferred Stock (the “Series G-1 Preferred Stock,” and together with the Series A-1 Preferred Stock, the Series B-1 Preferred Stock, the Series C-1 Preferred Stock, the Series D-1 Preferred Stock, the Series E-1 Preferred Stock and the Series F-1 Preferred Stock, the “Preferred Stock”) set forth on Exhibit A hereto (the “Series G‑1 Holders,” and together with the Series A‑1 Holders, the Series B-1 Holders, the Series C-1 Holders, the Series D-1 Holders, the Series E-1 Holders and the Series F-1 Holders, the “Investors”), and Glendon E. French, Dr. Rodney Perkins and Michael A. Baker, each of whom is herein referred to as “Common Holder.”
RECITALS
A. The Company, the Common Holders, the Series A-1 Holders, the Series B-1 Holders, the Series C-1 Holders, the Series D-1 Holders, the Series E-1 Holders and the Series F-1 Holders have previously entered into an Amended and Restated Investors Rights Agreement dated as of June 8, 2015 (the “Prior Rights Agreement”), pursuant to which the Company granted certain rights to the Common Holders, the Series A-1 Holders, the Series B-1 Holders, Series C-1 Holders, the Series D-1 Holders, the Series E-1 Holders and the Series F-1 Holders.
B. The Company and the Series G-1 Holders have entered into a Series G-1 Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith pursuant to which the Company desires to sell to the Series G‑1 Holders and the Series G-1 Holders desire to purchase from the Company shares of the Series G-1 Preferred Stock. A condition to the Series G-1 Holders’ obligations under the Purchase Agreement is that the Company, the Common Holders, and the Investors enter into this Agreement in order to provide the Series G-1 Holders with, among other rights, (i) certain rights to register shares of the Company’s Common Stock issuable upon conversion of the Series G-1 Preferred Stock held by the Series G-1 Holders, (ii) certain rights to receive or inspect information pertaining to the Company and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company, the Common Holders, the Series A-1 Holders, the Series B-1 Holders, the Series C-1 Holders, the Series D-1 Holders, the Series E-1 Holders and the Series F-1 Holders each desire to induce the Series G-1 Holders to purchase shares of Series G-1 Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.
C. The Company, the Common Holders, the Series A-1 Holders, the Series B-1 Holders, the Series C-1 Holders, the Series D-1 Holders, the Series E-1 Holders and the Series F-1 Holders each desire to amend and restate the Prior Rights Agreement to add the Series G-1 Holders as parties to this Agreement and make certain other changes.
AGREEMENT
The parties hereby agree as follows:
A. Amendments of Prior Rights Agreement; Waiver of Right of First Offer. Effective and contingent upon execution of this Agreement by the Company and the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class, and upon closing of the transactions contemplated by the Purchase Agreement, the Prior Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company, the Common Holders and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company, the Common Holders and the Investors with respect to registration rights of the Company’s securities and certain other rights, as set forth herein. The Major Investors (as defined herein) hereby waive the Right of First Offer, including the notice requirements, set forth in the Prior Rights Agreement with respect to the issuance of Series G-1 Preferred Stock.
1. Registration Rights. The Company and the Investors covenant and agree as follows:
1.1 Definitions. For purposes of this Section 1:
(a) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, (and any successor thereto) and the rules and regulations promulgated thereunder;
(b) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;
(c) The term “Common Holders’ Stock” means the shares of Common Stock issued to the Common Holders;

(d) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;
(e) The term “Qualified IPO” has the meaning given to such term in the Restated Certificate;
(f) The terms “register ,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;
(g) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of (I) the Series A-1 Preferred Stock, (II) the Series B‑1 Preferred Stock (including the Series B‑1 Preferred Stock issuable or issued upon exercise of the warrants to purchase Series B‑1 Preferred Stock), (III) the Series C‑1 Preferred Stock (including the Series C‑1 Preferred Stock issuable or issued upon exercise of the warrants to purchase Series C‑1 Preferred Stock), (IV) the Series D-1 Preferred Stock, (V) the Series E-1 Preferred Stock, (VI) the Series F-1 Preferred Stock and (VII) the Series G-1 Preferred Stock, in each case, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, provided, however, that for purposes of Section 1.2, the shares of Common Stock issuable or issued upon conversion of the Series B-1 Preferred Stock issuable to Silicon Valley Bank (“SVB”) upon exercise of its warrant shall not be deemed Registrable Securities and SVB shall not be deemed a Holder; (ii) the shares of Common Holders’ Stock, provided, however, that for the purposes of Section 1.2, 1.4 or 1.13, the Common Holders’ Stock shall not be deemed Registrable Securities and the Common Holders shall not be deemed Holders; and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, and (C) the Holder thereof is entitled to exercise any right provided in Section 1 in accordance with Section 1.15 below;
(h) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(i) The term “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time;
(j) The term “SEC” means the Securities and Exchange Commission; and
(k) The term “Securities Act” means the Securities Act of 1933, as amended, (and any successor thereto) and the rules and regulations promulgated thereunder.
1.2 Request for Registration.
(a) If the Company shall receive at any time after the earlier of (i) the fifth anniversary date of this Agreement, or (ii) six months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least 25% of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its reasonable best efforts to file as soon as practicable, and in any event within 90 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company.
(b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the

Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.
(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.
(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:
(i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;
(ii) During the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration subject to Section 1.3 hereof, unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date 180 days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
(iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.
1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, or a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.
1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of not less than 25% of the Registrable Securities then outstanding, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:
(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.
(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.
1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days or until the distribution described in such registration statement is completed, if earlier. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.
(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days or until the distribution described in such registration statement is completed, if earlier; provided, however, that such 120 day period shall be extended for a period of time equal to the period a Holder refrains from selling any securities included in such registration at the request of the underwriters.
(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus and any issuer free writing prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days.
(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.
(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.
1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.
1.7 Expenses of Registration.
(a) Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements not exceeding $35,000 of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.
(b) Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements not exceeding $35,000 of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.
(c) Registration on Form S-3. All expenses other than underwriting discounts and commissions incurred in connection with a registration requested pursuant to Section 1.4, including all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements not exceeding $35,000 of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.
1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 20% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder’s securities are included, (ii) any securities held by a Common Holder be included if any securities held by any other selling Holder are excluded or (iii) any securities of any other shareholders be included in the offering if any securities of the Holders are excluded from the offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling shareholder,” and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling shareholder,” as defined in this sentence.
1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (or incorporated by reference therein), including any preliminary prospectus, issuer free writing prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.
(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.
(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.
(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.
1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;
(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;
(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least 100,000 shares (or if less than 100,000 shares, all of the shares held by such Holder) of such securities (subject to adjustment for stock splits, stock dividends, reclassification or the like), (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or shareholder of a Holder, (iii) that is an affiliated fund or entity of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company (such a fund or entity, an “Affiliated Fund”), (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), (v) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member or (vi) that is an affiliate of the Holder, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership, or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.
1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included, (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2 or (c) not to be bound by the obligations of the Holders set forth in the reimbursement provision of Section 1.7(a) and Sections 1.8, 1.10 or 1.14.
1.14 Lock-Up Agreement.
(a) Lock-Up Period; Agreement. Subject to Section 1.14(b), in connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days plus up to an additional 18 days to the extent requested by such managing underwriter in order to address Rule

2241 of the Financial Industry Regulatory Authority, Inc. or NYSE Rule 472(f)(4) or any similar successor provisions) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.
(b) Limitations. The obligations described in Section 1.14(a) shall apply only if all officers and directors of the Company and all one-percent securityholders of the Company enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.
(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).
(d) Transferees Bound. Each Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14.
1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) three years following the consummation of a Qualified IPO, (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, or (iii) upon termination of the Agreement, as provided in Section 3.1.
2. Covenants of the Company.
2.1 Delivery of Financial Statements. The Company shall deliver to each person (other than a person reasonably deemed by the Company to be a competitor of the Company, provided that in no event shall Boston Scientific Corporation (“BSC”) and any of its affiliates, or RTW Master Fund, Ltd. or RTW Innovation Master Fund, Ltd. (together, the “RTW Funds”) or any of their respective affiliates, be deemed to be a competitor of the Company) who holds at least 4,000,000 shares of Preferred Stock or the Common Stock issued upon conversion thereof (subject to adjustment for stock splits, stock dividends, reclassifications or the like):
(a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;
(b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited income statement for such fiscal quarter, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;
(c) within thirty (30) days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail; and
(d) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the new fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company.
2.2 Inspection. The Company shall permit each Major Investor (as such term is defined in Section 2.4) (except for a Major Investor reasonably deemed by the Company to be a competitor of the Company, provided that in no event shall BSC and any of its affiliates, or the RTW Funds or any of their respective affiliates, be deemed to be a competitor of the Company), at such Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information to the extent that the Board of Directors determines in good faith that withholding such information is required (a) to preserve the attorney-client privilege between the Company and its legal counsel, (b) to protect disclosure of trade secrets under circumstances that might jeopardize the Company's ability to claim or take advantage of any trade secret protection law or other similar protection, (c) to avoid disclosure of competitively sensitive information to a competitor of the Company; provided that in no event shall BSC and any of its affiliates be deemed to be a competitor of the Company, (d) to avoid a violation of any law or the fiduciary duties of the Board of Directors, (e) to avoid disclosure of information that represents a potential or actual conflict between the interests of the Company and the interests of BSC or (f) to preserve the confidentiality of personnel matters.
2.3 Board Observer.
(a) So long as BSC continues to own at least 15,151,515 shares of Series F-1 Preferred (as adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), then (i) one (1) representative of BSC (the “BSC Board Observer”) shall be permitted to attend each meeting of the Board of Directors in a nonvoting observer capacity and to participate in all discussions during each such meeting, (ii) the Company shall send to the BSC Board Observer the notice of the time and place of any such meeting in the same manner and at the same time as it shall send such notice to its directors and (iii) the Company shall also provide to the BSC Board Observer copies of all notices, reports, minutes, consents and other materials and information given to the members of the Board of Directors in connection with any such meeting at the same time and in the same manner as they are provided to the members of the Board of Directors; provided, however, that the BSC Board Observer shall not be entitled to receive any notices, reports, minutes, consents or other materials or information, or be in attendance for any meeting (or any portion thereof) of the Board of Directors if the Board of Directors determines in good faith that withholding such information is required (a) to preserve the attorney-client privilege between the Company and its legal counsel, (b) to protect disclosure of trade secrets under circumstances that might jeopardize the Company's ability to claim or take advantage of any trade secret protection law or other similar protection, (c) to avoid a violation of any law or the fiduciary duties of the Board of Directors or (d) to avoid disclosure of information that represents a potential or actual conflict between the interests of the Company and the interests of BSC.
(b) So long as Kaiser Permanente Ventures LLC - Series A, Kaiser Permanente Ventures LLC - Series B, The Permanente Federation LLC – Series I and The Permanente Federation LLC – Series J (together, the “Kaiser Funds”) continue to own at least 1,725,608 shares of Preferred Stock (as adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), then (i) one (1) representative of the Kaiser Funds (the “Kaiser Board Observer”) shall be permitted to attend each meeting of the Board of Directors in a nonvoting observer capacity and to participate in all discussions during each such meeting, (ii) the Company shall send to the Kaiser Board Observer the notice of the time and place of any such meeting in the same manner and at the same time as it shall send such notice to its directors and (iii) the Company shall also provide to the Kaiser Board Observer copies of all notices, reports, minutes, consents and other materials and information given to the members of the Board of Directors in connection with any such meeting at the same time and in the same manner as they are provided to the members of the Board of Directors; provided, however, that the Kaiser Board Observer shall not be entitled to receive any notices, reports, minutes, consents or other materials or information, or be in attendance for any meeting (or any portion thereof) of the Board of Directors if the Board of Directors determines in good faith that withholding such information is required (a) to preserve the attorney-client privilege between the Company and its legal counsel, (b) to protect disclosure of trade secrets under circumstances that might jeopardize the Company's ability to claim or take advantage of any trade secret protection law or other similar protection, (c) to avoid a violation of any law or the fiduciary duties of the Board of Directors or (d) to avoid disclosure of information that represents a potential or actual conflict between the interests of the Company and the interests of the Kaiser Funds.
(c) So long as Shea Ventures Opportunity Fund II, LP, Shea Ventures LLC, and Survivor’s Trust U/A Eighth – E&M Shea Revocable Trust (together, the “Shea Funds”) continue to own at least 1,334,736 shares of Preferred Stock (as adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), then (i) one (1) representative of the Shea Funds (the “Shea Board Observer”) shall be permitted to attend each meeting of the Board of Directors in a nonvoting observer capacity and to participate in all discussions during each such meeting, (ii) the Company shall send to the Shea Board Observer the notice of the time and place of any such meeting in the same manner and at the same time as it shall send such notice to its directors and (iii) the Company shall also provide to the Shea Board Observer copies of all notices, reports, minutes, consents and other materials and information given to the members of the Board of Directors in connection with any such meeting at the same time and in the same manner as they are provided to the members of the Board of Directors; provided, however, that the Shea Board Observer shall not be entitled to receive any notices, reports, minutes, consents or other materials or information, or be in attendance for any meeting (or any portion thereof) of the Board of Directors if the Board of Directors determines in good faith that withholding such information is required (a) to preserve the attorney-client privilege between the Company and its legal counsel, (b) to protect disclosure of trade secrets under circumstances that might jeopardize the Company's ability to claim or take advantage of any trade secret protection law or other similar protection, (c) to avoid a violation of any law or the fiduciary duties of the Board of Directors or (d) to avoid disclosure of information that represents a potential or actual conflict between the interests of the Company and the interests of the Shea Funds.
2.4 Right of First Offer.
(a) The Company hereby grants to ABG-Pulmonx Limited (“ABG”) a primary right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined) of up to 50% of the Shares offered at such future sale (the “ABG Pro Rata”) until ABG has purchased $50,000,000 in aggregate of equity securities of the Company, whether pursuant to the ABG Pro Rata or otherwise, and which shall include the Stock (as defined in Purchase Agreement) purchased by ABG pursuant to the Purchase Agreement (the “ABG Limit”) in accordance with the provisions of Section 2.4(a)(i) and (ii).
(i) The Company shall deliver a notice (the “ABG RFO Notice”) to ABG stating (i) its bona fide intention to offer such Shares, (ii) the price and terms, if any, upon which it proposes to offer such Shares and (iii) the maximum number of Shares that ABG may purchase under its ABG Pro Rata (the “ABG Maximum Shares”).
(ii) Within 10 business days after delivery of the ABG RFO Notice (the “ABG Pro Rata Period”), ABG may elect to purchase or obtain, at the price and on the terms specified in the ABG RFO Notice, up to the ABG Maximum Shares.
(b) Subject to the terms and conditions specified in this Section 2.4, and after the ABG Pro Rata Period, the Company hereby grants to each Major Investor (as hereinafter defined) a secondary right of first offer with respect to future sales by the Company of its Shares. For purposes of this Section 2.4, a “Major Investor” shall mean any person who holds at least 500,000 shares of Preferred Stock or the Common Stock issued upon conversion thereof (subject to adjustment for stock splits, stock dividends, reclassifications or the like). For purposes of this Section 2.4, the definition of Major Investor includes any general partners, managing members or affiliates of a Major Investor, including affiliated funds. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including affiliated funds, in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to ABG until it has reached the ABG Limit in accordance with Section 2.4(a) and then to each Major Investor in accordance with the following provisions:
(c) The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares, excluding any Shares that may be sold pursuant to Section 2.4(a).
(d) Within 10 business days after delivery of the RFO Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of all convertible securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all outstanding convertible or exercisable securities). The Company shall promptly, in writing, inform ABG of any other Major Investor’s failure to elect to purchase all the shares available to it. During the 10-business-day period commencing after receipt of such information, ABG shall be entitled to elect to purchase or obtain that portion of the Shares for which all Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors up to the ABG Limit (the “ABG Under-Subscription Right”). Following such 10-day-business period in the preceding sentence, the Company shall promptly, in writing, inform each Major Investor (other than ABG) that elects to purchase all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the subsequent 10-day-business period after receipt of such information, each Fully-Exercising Investor shall be entitled to elect to purchase or obtain the remaining portion of the Shares (after taking into account any Shares purchased by ABG under this Section 2.4(d)) for which all Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of all convertible securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock (assuming full conversion of all outstanding convertible securities then outstanding) held by all Fully Exercising Investors. In the event that ABG does not purchase all of ABG’s pro rata amount of the Shares allocated to ABG under the ABG Pro Rata and ABG Under-Subscription Right up to the ABG Limit, then the rights afforded to ABG under the ABG Pro Rata and the ABG Under-Subscription Right shall terminate; provided however, that ABG shall be able to participate in any rights of first offer that are generally afforded to the Major Investors.
(e) The Company may, during the 45 calendar day period following the expiration of the period provided in subsection 2.4(d) hereof, offer the remaining unsubscribed portion of the Shares to any persons or entities at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. No Major Investor that has elected to purchase or otherwise obtain any such Shares pursuant to the exercise of the right of first offer set forth in this Section 2.4 shall be obligated to consummate such purchase or acquisition unless and until such Shares available for issuance or sale to such persons or entities have actually been issued or sold in accordance with the terms set forth in the RFO Notice, in which event a closing with respect to both the purchase by such Major Investors and such persons or entities shall occur simultaneously. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 calendar days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.
(f) The right of first offer in this Section 2.4 shall not be applicable to, and the definition of “Shares” shall not include any securities issued as a result of, (i) the issuance of securities in connection with stock dividends, stock splits or similar transactions; (ii) the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors of the Company, directly or pursuant to a stock option plan, restricted stock plan or other similar plan or agreement, which issuance and plan or agreement are approved by the Board of Directors; (iii) the issuance of capital stock, or options or warrants to purchase capital stock, to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, the terms of which issuances and transactions are approved by the Board of Directors; (iv) the issuance of securities in connection with bona fide acquisitions of other corporations or entities pursuant to a merger, consolidation, purchase of assets, reorganization or similar transactions in which the Company acquires all or substantially all of the assets of such corporation or entity or 50% or more of the equity ownership in such corporation or entity, the terms of which issuance and transaction are approved by the Board of Directors; (v) the issuance of Common Stock issuable upon conversion of the Preferred Stock; (vi) the consummation of a Qualified IPO; (vii) the issuance of securities to an entity as a component of any corporate strategic relationship with such entity primarily for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Company’s products or services or (C) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which issuance to and business relationship with such entity are approved by the Board of Directors; (viii) the issuance of shares of Common Stock or Preferred Stock issued or issuable upon exercise of warrants or options outstanding as of the Effective Date; (ix) the issuance of shares of Common Stock issued or issuable in connection with any transaction where the securities so issued are excepted from the definition “Shares” as it pertains to the rights of first offer pursuant to this Section 2.4 by (Y) the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class, and (Z) a majority of the Preferred Directors (as such term is defined in the Restated Certificate); and (x) the issuance of shares of Series G-1 Preferred Stock pursuant to the Purchase Agreement. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

(g) The right of first offer of each Major Investor under this Section 2.4 may be assigned to the same parties, subject to the same restrictions, as any assignment of registration rights pursuant to Section 1.12.
2.5 Director and Officer Liability Insurance. The Company will maintain director and officer liability insurance with levels of coverage of at least $1 million and otherwise as deemed customary and appropriate by the Company’s Board of Directors.
2.6 Qualified Small Business Stock Status. In the event that the Company proposes to take an action or engage in a transaction that would reasonably be expected to result in the Preferred Stock no longer being “qualified small business stock” within the meaning of Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall notify the Investors and consult in good faith to devise a mutually agreeable and reasonable alternative course of action or transaction structure that would preserve such status.
2.7 Confidential Information and Invention Agreement. The Company shall require all employees and consultants to execute and deliver a Confidential Information and Invention Agreement substantially in a form approved by the Company’s counsel or Board of Directors.
2.8 Affiliate Transactions. The Company shall not, directly or indirectly, engage in any transaction with any officer, director, employee, stockholder or affiliate of the Company (other than transactions relating to existing agreements with such person) unless approved by the Board of Directors, not including the vote of any interested director.
2.9 Directors' Expenses. The reasonable out-of-pocket and travel expenses of any non-employee directors that are incurred in attending Board meetings (or meetings of committees thereof) or in connection with the performance of their duties as directors shall be paid or reimbursed promptly by the Company. Such expenses shall likewise be reimbursed when incurred by (i) the non-voting representative selected by HealthCap V L.P. (“HealthCap”) pursuant to paragraph 3 of the Management Rights Letter dated as of February 9, 2010, in attending Board meetings not attended by the director designated by HealthCap pursuant to Section 1.1(e) of the Amended and Restated Voting Agreement dated as of the date hereof (the “A&R Voting Agreement”) and (ii) the BSC Board Observer selected by BSC, the Kaiser Board Observer selected by the Kaiser Funds and the Shea Board Observer selected by the Shea Funds pursuant to Section 2.3 of this Agreement, in attending Board meetings. The Board of Directors will establish a budget for out-of-pocket and travel expenses, with the understanding that only those expenses incurred up to the established budget will be reimbursed by the Company pursuant to this Section 2.10.
2.10 Termination of Covenants.
(a) The covenants set forth in Sections 2.1 through Section 2.9 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of an initial public offering, and (ii) upon termination of the Agreement, as provided in Section 3.1.

(b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.11(a) above.
3. Miscellaneous.
3.1 Termination. This Agreement shall terminate, and have no further force and effect, upon the consummation of a transaction or series of related transactions deemed to be a Liquidation Transaction (as such term is defined in the Restated Certificate) in connection with which the shareholders of the Company receive cash and/or unrestricted securities that are actively traded on a national securities exchange and are of an entity subject to and in compliance with the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act.
3.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled, including the Prior Rights Agreement.
3.3 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
3.4 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of (i) the Company and (ii) the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class; provided, that if such amendment or waiver has the effect of affecting the Common Holders’ Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Common Holders’ Stock, then such amendment shall require the consent of the holder or holders of a majority of the Common Holders’ Stock then providing services to the Company as officers, employees or consultants; provided further, that no such amendment or waiver shall adversely affect any Investor in a different or disproportionate manner relative to the other Investors of the same class or series unless such amendment or waiver is agreed to in writing by such adversely and differently/disproportionately affected Investor; provided further, that no such amendment or waiver shall adversely affect any Major Investor in a different or disproportionate manner relative to the other Major Investors unless such amendment or waiver is agreed to in writing by such adversely and differently/disproportionately affected Major Investor; and provided further, that the Company shall provide prior written notice to BSC of any amendment or waiver of this Agreement at the same time the Company seeks any other Investor’s consent for such amendment or waiver. Without limiting the generality of the foregoing proviso, if such amendment or waiver materially and adversely affects the rights of BSC as set forth in Sections 2.1, 2.2, 2.3, 2.5 and 2.10, the rights of the RTW Funds as set forth in Section 2.1 or 2.2, the rights of the Kaiser Funds in Section 2.3, or the rights of the Shea Funds in Section 2.3, in a manner different or disproportionate relative to the other Investors or amends or waives this sentence, such amendment or waiver will require the separate written approval of BSC, the Kaiser Funds, the Shea Funds or the RTW Funds, as applicable. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.
3.5 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile or other form of electronic transmission (upon customary confirmation of receipt), or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth on Exhibit A hereto or as subsequently modified by written notice complying with this Section 3.5.
3.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.
3.7 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.
3.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
3.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
3.10 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
[Signature Pages Follow.]

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

PULMONX CORPORATION

By:	/s/ Glendon E. French
Name:	Glendon E. French
Title:	Chief Executive Officer
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDER:

By:	/s/ Glendon E. French
Name:	Glendon E. French
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS:

By:	/s/ Rodney Perkins
Name:	Rodney C. Perkins, M.D.

RODNEY C. PERKINS, AS TRUSTEE OF THE PERKINS FAMILY REVOCABLE TRUST, DATED FEBRUARY 28, 1986

By:	/s/ Rodney Perkins
Name:	Rodney C. Perkins, M.D.
Title:	Trustee
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

ABG-PULMONX LIMITED

By:	/s/ Andrew Pang
Name:	Andrew Pang
Title:	Director
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

ABG YY LIMITED

By:	/s/ HAO Xiaohui
Name:	HAO Xiaohui
Title:	Director
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name:	Roderick Wong, M.D.
Title:	Director

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name:	Roderick Wong, M.D.
Title:	Director
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

MERIDIAN SMALL CAP GROWTH FUND

By: its Investment Adviser ArrowMark Colorado Holdings, LLC

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

ARROWMARK LIFE SCIENCE FUND, LP

By: its General Partner AMP Life Science GP, LLC

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

ARROWMARK FUNDAMENTAL OPPORTUNITY FUND L.P.

By: its General Partner ArrowMark Partners GP, LLC

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

LVP LIFE SCIENCE VENTURES III, L.P.

By:	LVP GP III, LLC
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Title:	Managing Member

LVP III ASSOCIATES, L.P.

By:	LVP GP III, LLC
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Title:	Managing Member

LVP III PARTNERS, L.P.

By:	LVP GP III, LLC
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Title:	Managing Member
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

KAISER PERMANENTE VENTURES LLC – SERIES A

By:	/s/ Thomas Meier
Name:	Thomas Meier
Title:	SVP & Treasurer

THE PERMANENTE FEDERATION LLC – SERIES I

By:	/s/ Pauline Fox
Name:	Pauline Fox
Title:	EVP & CLO

THE PERMANENTE FEDERATION LLC – SERIES J

By:	/s/ Pauline Fox
Name:	Pauline Fox
Title:	EVP & CLO

KAISER PERMANENTE VENTURES LLC – SERIES B

By:	/s/ Thomas Meier
Name:	Thomas Meier
Title:	Member, Management Committee
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

SHEA VENTURES OPPORTUNITY FUND II, LP

By:	SVO GP II, LLC
Its:	General Partner

By:	/s/ Jason Schoettler
Name:
Title:

SHEA VENTURES LLC

By:	/s/ John Morrissey
Name:	John Morrissey
Title:	Managing Director

SURVIVOR’S TRUST U/A EIGHTH- E&M SHEA REVOCABLE TRUST

By:	/s/ John Morrissey
Name:	John Morrissey
Title:	Trustee
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

MONTREUX EQUITY PARTNERS II SBIC, L.P.

By:	Montreux Equity Management II, LLC
Its:	General Partner

By:	/s/ Daniel K. Turner III
Name:	Daniel K. Turner III
Title:	Managing Member

MONTREUX EQUITY PARTNERS III SBIC, L.P.

By:	Montreux Equity Management III, LLC
Its:	General Partner

By:	/s/ Daniel K. Turner III
Name:	Daniel K. Turner III
Title:	Managing Member
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

DE NOVO VENTURES III LIQUIDATING TRUST

By:	/s/ Richard Ferrari
Name:	Richard Ferrari
Title:	Managing Director
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

HEALTHCAP V L.P.

By:	HealthCap V GP SA
Its:	General Partner

By:	/s/ Dag Richter /s/ Fabrice Bernhard
Name:	Dag Richter Fabrice Bernhard
Title:	Director General Manager

OFP V ADVISOR AB, as a member and on behalf of all members, if any, of OFCO ClubV

By:	/s/ Staffan Lindstrand
Name:	Staffan Lindstrand
Title:	Partner

By:	/s/ Per Samuelsson
Name:	Per Samuelsson
Title:	Partner
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

KPCB HOLDINGS, INC., as nominee

By:	/s/ Jason Doren
Name:	Jason Doren
Title:	President
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Art Butcher
Name:	Art Butcher
Title:	SVP & President
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of April 25, 2019.

INVESTOR:

MONTREUX GROWTH PARTNERS II, L.P.

By:	Montreux Growth Management II, LLC
Its:	General Partner

By:	/s/ Daniel K. Turner III
Name:	Daniel K. Turner III
Title:	Managing Member
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of April 25, 2019.

INVESTOR:

ASHLAND UNIVERSITY

By:	/s/ Marc P. Pasteris
Name:	Marc P. Pasteris
Title:	Vice President and Chief Financial Officer
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of April 25, 2019.

INVESTOR:

DRIEHAUS LIFE SCIENCES FUND, L.P.

By:	/s/ Janet McWilliams
Name:	Janet McWilliams
Title:	Senior Vice President of Driehaus Capital Management (USVI) LLC, General Partner
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Exhibit A
Series A-1 Holders
Dr. David C. Auth
Michael A. and Jan M. Baker
Jan P. Barker
Boston Scientific Corporation
Bowman Living Trust
Harry B. Bremond Sep Prop Trust
Fred & Melody Bubank Family Trust
Buch Revocable Trust
Annette Campbell-White
Andrew Chase
George Y. Choi
Charles R. Clark III
Morgan Stanley Smith Barney LLC, Custodian
For F/B/O Ronald C. Conway IRA
Wallace H. Coulter Foundation
CVF, LLC
De Novo Ventures III Liquidating Trust
DeSoto Securities Company
Carol Dickey
Edgemere LLC
Frank M. Fischer
Peggy Woodford Forbes Sep Prop Trust
The Gould Family 1994 Trust
Robert & Susan Green Revocable Trust
James E. Guth Revocable Trust
James E. Guth, IRA
Ephraim Heller, Trustee, Ephraim Heller Sep. Prop Trust dated 10-6-06
Higgerson Revocable Trust UAD 4/6/90
David R. Holbrooke
David Reese Holbrooke Rev. Trust
Grant M. Inman & Suanne B. Inman,
Trustees Inman Living Trust
Amir P. Izadpanah
Susan Jackson Trust dated September 15, 1989
Jupiter Partners
Christopher Kaster
LVP Life Science Ventures III, L.P.
LVP III Associates, L.P.
LVP III Partners, L.P.
Leerink Revelation Healthcare Fund I, L.P.
Charles T. Liamos

Limit & Co.
Allan May Revocable Trust
James Meyer
Christopher Meyer Trust
Momsen Living Trust U/A/D 1/5/95
Montreux Equity Partners II SBIC, L.P.
Montreux Equity Partners III SBIC, L.P.
Robert Moreland
Philip E. Oyer
Penn Mutual Life Insurance Co.
Permalon Ltd.
Phoenix Companies, Inc. Employee Pension Plan Trust
Phoenix Life Insurance Company
Phoenix Life Insurance Company Employee Pension Plan
Stuart Mark Rosenberg
Shea Ventures LLC
Survivor’s Trust U/A Eighth-E & M Shea Revocable Trust
Daniel R. Skimore
Stetson Capital Fund, L.P.
Hira Thapliyal
Sally Goodwin Tully
US Bank National Association, Trustee of the
Allete and Affiliate Companies Master Pension Trust
The Van Ness 1983 Revocable Trust
PENSCO Trust Company LLC Custodian FBO
William D. Van Ness IRAWS Investment Co, LLC (2002A)
WS Investment Co, LLC (2002C)
Series B-1 Holders
Michael A. and Jan M. Baker
Jan P. Barker
Boston Scientific Corporation
Bowman Living Trust
Harry B. Bremond Sep Prop Trust
Fred & Melody Bubank Family Trust
Buch Revocable Trust
Annette Campbell-White
Andrew Chase
George Y. Choi
Charles R. Clark III
Morgan Stanley Smith Barney LLC, Custodian
For F/B/O Ronald C. Conway IRA
Wallace H. Coulter Foundation
CVF, LLC
De Novo Ventures III Liquidating Trust

DeSoto Securities Company
Carol Dickey
Edgemere LLC
Frank M. Fischer
Peggy Woodford Forbes Sep Prop Trust
The Gould Family 1994 Trust
Robert & Susan Green Revocable Trust
James E. Guth Revocable Trust
James E. Guth, IRA
Ephraim Heller, Trustee, Ephraim Heller Sep. Prop Trust dated 10-6-06
Higgerson Revocable Trust UAD 4/6/90
David R. Holbrooke
David Reese Holbrooke Rev. Trust
Grant M. Inman & Suanne B. Inman,
Trustees Inman Living Trust
Amir P. Izadpanah
Susan Jackson Trust dated September 15, 1989
Jupiter Partners
Christopher Kaster
LVP Life Science Ventures III, L.P.
LVP III Associates, L.P.
LVP III Partners, L.P.
Leerink Revelation Healthcare Fund I, L.P.
Charles T. Liamos
Limit & Co.
Allan May Revocable Trust
James Meyer
Christopher Meyer Trust
Momsen Living Trust U/A/D 1/5/95
Montreux Equity Partners II SBIC, L.P.
Montreux Equity Partners III SBIC, L.P.
Robert Moreland
Philip E. Oyer
Penn Mutual Life Insurance Co.
Permalon Ltd.
Phoenix Companies, Inc. Employee Pension Plan Trust
Phoenix Life Insurance Company
Phoenix Life Insurance Company Employee Pension Plan
Stuart Mark Rosenberg
Shea Ventures LLC
Survivor’s Trust U/A Eighth-E & M Shea Revocable Trust
Daniel R. Skimore
Stetson Capital Fund, L.P.
Hira Thapliyal
Sally Goodwin Tully

US Bank National Association, Trustee of the
Allete and Affiliate Companies Master Pension Trust
The Van Ness 1983 Revocable Trust
PENSCO Trust Company LLC Custodian FBO
William D. Van Ness IRA
Venture Lending & Leasing IV, LLC
Venture Lending & Leasing V, LLC
WS Investment Co, LLC (2002A)
WS Investment Co, LLC (2002C)
Series C-1 Holders
Michael A. and Jan M. Baker
Jan P. Barker
Boston Scientific Corporation
Bowman Living Trust
Harry B. Bremond Sep Prop Trust
Fred & Melody Bubank Family Trust
Buch Revocable Trust
Annette Campbell-White
Andrew Chase
George Y. Choi
Charles R. Clark III
Morgan Stanley Smith Barney LLC, Custodian
For F/B/O Ronald C. Conway IRA
Wallace H. Coulter Foundation
CVF, LLC
De Novo Ventures III Liquidating Trust
DeSoto Securities Company
Carol Dickey
Edgemere LLC
Frank M. Fischer
Peggy Woodford Forbes Sep Prop Trust
The Gould Family 1994 Trust
Robert & Susan Green Revocable Trust
James E. Guth Revocable Trust
James E. Guth, IRA
HealthCap V L.P.
Ephraim Heller, Trustee, Ephraim Heller Sep. Prop Trust dated 10-6-06
Higgerson Revocable Trust UAD 4/6/90
David R. Holbrooke
David Reese Holbrooke Rev. Trust
Grant M. Inman & Suanne B. Inman,
Trustees Inman Living Trust
Amir P. Izadpanah

Susan Jackson Trust dated September 15, 1989
Jupiter Partners
Kaiser Permanente Federation LLC – Series I
Kaiser Permanente Ventures LLC – Series A
Kaiser Permanente Ventures LLC – Series B
The Permanente Federation LLC – Series I
Christopher Kaster
KPCB Holdings, Inc., as nominee
LVP Life Science Ventures III, L.P.
LVP III Associates, L.P.
LVP III Partners, L.P.
Leerink Revelation Healthcare Fund I, L.P.
Henry F. Lenartz and Nona M. Lenartz, Trustees, the
Lenartz Family Trust, U/D/T dated January 25, 1990
Charles T. Liamos
Limit & Co.
Allan May Revocable Trust
James Meyer
Christopher Meyer Trust
Momsen Living Trust U/A/D 1/5/95
Montreux Equity Partners II SBIC, L.P.
Montreux Equity Partners III SBIC, L.P.
Robert Moreland
OFP V Advisor AB
Philip E. Oyer
Penn Mutual Life Insurance Co.
Permalon Ltd.
Phoenix Companies, Inc. Employee Pension Plan Trust
Phoenix Life Insurance Company
Phoenix Life Insurance Company Employee Pension Plan
Stuart Mark Rosenberg
Shea Ventures LLC
Survivor’s Trust U/A Eighth-E & M Shea Revocable Trust
Daniel R. Skimore
Stetson Capital Fund, L.P.
Hira Thapliyal
Sally Goodwin Tully
US Bank National Association, Trustee of the
Allete and Affiliate Companies Master Pension Trust
The Van Ness 1983 Revocable Trust
PENSCO Trust Company LLC Custodian FBO
William D. Van Ness IRA
Venture Lending & Leasing IV, LLC
Venture Lending & Leasing V, LLC
WS Investment Co, LLC (2002A)

WS Investment Co, LLC (2002C)
Series D-1 Holders
Boston Scientific Corporation
Bowman Living Trust
Harry B. Bremond Sep Prop Trust
Annette Campbell-White
Andrew Chase
Todd Cornell
Wallace H. Coulter Foundation
CVF, LLC
De Novo Ventures III Liquidating Trust
DeSoto Securities Company
Sami El Hamdi
Frank M. Fischer
Peggy Woodford Forbes Sep Prop Trust
Werner Glockner
The Gould Family 1994 Trust
James E. Guth Revocable Trust
HealthCap V L.P.
Ephraim Heller, Trustee, Ephraim Heller Sep. Prop Trust dated 10-6-06
Higgerson Revocable Trust UAD 4/6/90
David R. Holbrooke
Grant M. Inman & Suanne B. Inman,
Trustees Inman Living Trust
Susan Jackson Trust dated September 15, 1989
Jupiter Partners
Kaiser Permanente Ventures LLC – Series A
Kaiser Permanente Ventures LLC – Series B
The Permanente Federation LLC – Series J
Christopher Kaster
KPCB Holdings, Inc., as nominee
LVP Life Science Ventures III, L.P.
LVP III Associates, L.P.
LVP III Partners, L.P.
Charles T. Liamos
Limit & Co.
Robert Moreland
OFP V Advisor AB
Philip E. Oyer
Phoenix Companies, Inc. Employee Pension Plan Trust
Phoenix Life Insurance Company
Stuart Mark Rosenberg
Survivor’s Trust U/A Eighth-E & M Shea Revocable Trust

Peter Svensson
Steven Thomas
The Van Ness 1983 Revocable Trust
Venture Lending & Leasing IV, LLC
Venture Lending & Leasing V, LLC
Series E-1 Holders
Jan P. Barker
Boston Scientific Corporation
Bowman Living Trust
Harry B. Bremond Sep Prop Trust
Annette Campbell-White
Andrew Chase
George Y. Choi
Wallace H. Coulter Foundation
CVF, LLC
De Novo Ventures III Liquidating Trust
DeSoto Securities Company
Carol Dickey
Edgemere LLC
Frank M. Fischer
Peggy Woodford Forbes Sep Prop Trust
The Gould Family 1994 Trust
Robert & Susan Green Revocable Trust
James E. Guth Revocable Trust
James E. Guth, IRA
HealthCap V L.P.
Ephraim Heller, Trustee, Ephraim Heller Sep. Prop Trust dated 10-6-06
Higgerson Revocable Trust UAD 4/6/90
David R. Holbrooke
Grant M. Inman & Suanne B. Inman,
Trustees Inman Living Trust
Susan Jackson Trust dated September 15, 1989
Jupiter Partners
Kaiser Permanente Ventures LLC – Series A
Kaiser Permanente Ventures LLC – Series B
The Permanente Federation LLC – Series J
Christopher Kaster
KPCB Holdings, Inc., as nominee
LVP Life Science Ventures III, L.P.
LVP III Associates, L.P.
LVP III Partners, L.P.
Leerink Revelation Healthcare Fund I, L.P.
Charles T. Liamos

Limit & Co.
James Meyer
Christopher Meyer Trust
Momsen Living Trust U/A/D 1/5/95
Montreux Equity Partners II SBIC, L.P.
Montreux Equity Partners III SBIC, L.P.
Robert Moreland
OFCO Club V
Philip E. Oyer
Penn Mutual Life Insurance Co.
Permalon Ltd.
Phoenix Companies, Inc. Employee Pension Plan Trust
Phoenix Life Insurance Company
Phoenix Life Insurance Company Employee Pension Plan
Stuart Mark Rosenberg
Shea Ventures LLC
Shea Ventures Opportunity Fund II, LP
Survivor’s Trust U/A Eighth-E & M Shea Revocable Trust
Hira Thapliyal
US Bank National Association, Trustee of the
Allete and Affiliate Companies Master Pension Trust
The Van Ness 1983 Revocable Trust
Venture Lending & Leasing IV, LLC
Venture Lending & Leasing V, LLC
WS Investment Co., LLC (2002A)
WS Investment Co., LLC (2002C)
Series F-1 Holders
Boston Scientific Corporation
Series G-1 Holders
ABG-Pulmonx Limited
ABG YY Limited
ArrowMark Life Science Fund, LP
ArrowMark Fundamental Opportunity Fund, L.P.
Ashland University
Boston Scientific Corporation
Driehaus Life Sciences Fund, L.P.
Kaiser Permanente Ventures, LLC – Series A
Kaiser Permanente Ventures, LLC – Series B
The Permanente Federation, LLC – Series J
LVP Life Science Ventures III, L.P.
LVP III Associates, L.P.

LVP III Partners, L.P.
Meridian Small Cap Growth Fund
Montreux Growth Partners II L.P.
RTW Master Fund, Ltd.
RTW Innovation Master Fund, Ltd.
Shea Ventures Opportunity Fund II, LP